SECURITY BENEFIT

                                                MARKETING ORGANIZATION AGREEMENT
                                                             COMMISSION SCHEDULE

                              AdvanceDesignsSM Variable Annuity (the "Contract")



Marketing Organization:
(Broker/Dealer)


EFFECTIVE DATE OF COMMISSION SCHEDULE:  May 15, 2006


COMMISSIONS - This Commission Schedule is hereby made a part of and amends your selling agreement including, but not limited to, the SBL Variable Products Sales Agreement and/or Marketing Organization Agreement, as applicable (hereinafter called the "Agreement"), with Security Benefit Life Insurance Company and Security Distributors, Inc. (hereinafter jointly called "SBL"), and commissions payable hereunder are subject to the provisions contained in the Agreement and this Commission Schedule. Minimum Purchase Payments are as set out in the applicable prospectus and Contract. Commissions to a Marketing Organization are equal to a percentage of each Purchase Payment written by Marketing Organization, as follows:

1. UP FRONT COMMISSIONS: The rate of commissions paid on Purchase Payments made with respect to each particular Contract is based on the issue age of the Owner (or of the Annuitant if the Contract is owned by a non-natural person) as set forth in the tables below. You may select one of Commission Options A through D as shown in the table below at the time of application for each Contract. IF NO SELECTION IS MADE ON THE APPLICATION, SBL WILL PAY YOU PURSUANT TO OPTION B. You may select a different option for each Contract but may not change the Option in effect after the Contract is issued.

                  ---------------------------  --------------------------- ---------------------------- ----------------------------
 COMMISSION OPTION         OPTION A                    OPTION B                    OPTION C                     OPTION D
                  ---------------------------  --------------------------- ---------------------------- ----------------------------

                  ------------- -------------- ------------- ------------- -------------- ------------- ------------- --------------
  OWNER ISSUE AGE   0 - 80         81 - 90       0 - 80         81 - 90       0 - 80         81 - 90      0 - 80         81 - 90
                  ------------- -------------- ------------- ------------- -------------- ------------- ------------- --------------
                     6.50%          2.50%         5.00%          2.50%        2.50%           2.50%        0.00%          0.00%
                  ------------- -------------- ------------- ------------- -------------- ------------- ------------- --------------



* No Commission will be paid on Purchase Payments made that are less than the minimum specified in the applicable prospectus and Contract.


2. ASSET-BASED COMMISSIONS: Under Commission Options A (for issues ages 81 - 90 only), B, C and D, SBL will pay an asset-based commission as of the end of each calendar month. The amount of the asset-based commission under each Option is equal to 1/12 of the applicable percentage set forth in the table below times the aggregate Contract Value of those Contracts sold under the applicable Commission Option for which Marketing Organization is the broker of record and, with respect to Options A, B and C only, the initial Purchase Payment is more than 12 months old. For Option D only, the asset-based commission will be paid as of the end of the first calendar month of the Contract Date. On an annual basis, the asset-based commission is equal to the amount set forth in the Table below. No asset-based commission will be paid on Contracts that have annuitized under a life contingent annuity option. An Annuitization Fee may be available as discussed in paragraph 7.

                 --------------------------- ---------------------------- --------------------------- ------------------------------
COMMISSION OPTION         OPTION A                    OPTION B                     OPTION C                     OPTION D
                 --------------------------- ---------------------------- --------------------------- ------------------------------

                 ------------- -------------- ------------- ------------- -------------- ------------ -------------- ---------------
 OWNER ISSUE AGE   0 - 80         81 - 90       0 - 80         81 - 90       0 - 80         81 - 90      0 - 80         81 - 90
                 ------------- -------------- ------------- ------------- -------------- ------------ -------------- ---------------
                    0 bps          25 bps       25 bps         25 bps        45 bps         25 bps       65 bps          60 bps
                 ------------- -------------- ------------- ------------- -------------- ------------ -------------- ---------------


3. ALTERNATE WITHDRAWAL CHARGE RIDER: For a Contract sold with a CDSC Rider (also referred to as an "Alternate Withdrawal Charge Rider"), the commission and asset-based commission schedules set forth above do not apply. The following commission schedules will apply in lieu of those set forth above if a CDSC Rider is in effect. The following commission rates are applicable based upon the CDSC Rider selected and the issue age of the Owner (or of the Annuitant if the Contract is owned by a non-natural person). You may select one of Commission Options A or B as shown in the table below at the time of application for each Contract. IF NO SELECTION IS MADE ON THE APPLICATION, SBL WILL PAY YOU PURSUANT TO OPTION B. You may select a different option for each Contract but may not change the Option in effect after the Contract is issued. THE COMMISSION SCHEDULES FOR THE 0 YEAR AND 4 YEAR CDSC RIDERS AS SET FORTH BELOW APPLY ONLY TO CONTRACTS ISSUED WITH A 0 YEAR OR 4 YEAR CDSC RIDER ON OR AFTER JANUARY 1, 2005. FOR CONTRACTS ISSUED WITH A 0 YEAR OR 4 YEAR CDSC RIDER PRIOR TO JANUARY 1, 2005, THE COMMISSION SCHEDULE IN EFFECT ON THE CONTRACT'S DATE OF ISSUE WILL APPLY IN LIEU OF THE SCHEDULES SET FORTH ABOVE.


i. 0 YEAR CDSC RIDER UP FRONT COMMISSION: The amount of up front commission for a Contract with a 0 Year CDSC Rider varies based upon the Duration set forth below, which is measured from the Contract Date.

----------------- ----------------------------- -------------------------------------- ---------------------------------------------
                                                    OPTION A -UP FRONT COMMISSION*           OPTION B - UP FRONT COMMISSION*
----------------- ----------------------------- -------------------------------------- ---------------------------------------------
                                                           OWNER ISSUE AGE                           OWNER ISSUE AGE
----------------- ----------------------------- -------------------------------------- ---------------------------------------------
   CDSC RIDER               DURATION                 0-80                   81-90           0-80                      81-90
----------------- ----------------------------- ------------------- ------------------ ------------------- -------------------------
     0 year               0 - 6 months               0.00%                  0.00%           2.00%                     0.00%
----------------- ----------------------------- ------------------- ------------------ ------------------- -------------------------
                         7 - 12 months               0.00%                  0.00%           0.50%                     0.00%
----------------- ----------------------------- ------------------- ------------------ ------------------- -------------------------
                    13 months and thereafter         0.00%                  0.00%           0.00%                     0.00%
----------------- ----------------------------- ------------------- ------------------ ------------------- -------------------------


*The up front commission is equal to the applicable percentage of each Purchase Payment written by Marketing Organization based upon the applicable CDSC Rider in effect, the Commission Option and the issue age of the Owner. No Commission will be paid on Purchase Payments made that are less than the minimum specified in the applicable prospectus and Contract.

ii. 0 YEAR CDSC RIDER ASSET-BASED COMMISSIONS: Under Commission Options A and B, SBL will pay an asset-based commission as of the end of each calendar month. The amount of the asset-based commission under each Option for a Contract with a 0 Year CDSC Rider is equal to 1/12 of the applicable percentage set forth in the table below times the aggregate Contract Value of those Contracts sold under the applicable Commission Option for which Marketing Organization is the broker of record and, with respect to Option B (for issue ages 0-80), the initial Purchase Payment is more than 12 months old. For Option A and Option B (for issue ages 81-90 only), the asset-based commission will be paid as of the end of the first calendar month of the Contract Date. On an annual basis, the asset-based commission is equal to the amount set forth in the Table below. No asset-based commission will be paid on Contracts that have annuitized under a life contingent annuity option. An Annuitization Fee may be available as discussed in paragraph 7.

------------------- ------------------------------ -------------------------------------- -----------------------------------------
                                                                 OPTION A                                 OPTION B
------------------- ------------------------------ -------------------------------------- -----------------------------------------
                                                              OWNER ISSUE AGE                         OWNER ISSUE AGE
------------------- ------------------------------ -------------------------------------- -----------------------------------------
    CDSC RIDER                DURATION                  0-80                   81-90            0-80                   81-90
------------------- ------------------------------ ------------------- ------------------ -------------------- --------------------
      0 year                0 -12 months               1.00%                   1.00%            0.00%                  1.00%
------------------- ------------------------------ ------------------- ------------------ -------------------- --------------------
                      13 months and thereafter         1.25%                   1.00%            1.00%                  1.00%
------------------- ------------------------------ ------------------- ------------------ -------------------- --------------------


iii. 4 YEAR CDSC RIDER UP FRONT COMMISSION: The amount of up front commission for a Contract with a 4 Year CDSC Rider varies based upon the Duration set forth below, which is measured from the Contract Date.

----------------- ------------------------------- ---------------------------------------- ---------------------------------------
                                                      OPTION A -UP FRONT COMMISSION*           OPTION B - UP FRONT COMMISSION*
----------------- ------------------------------- ---------------------------------------- ---------------------------------------
                                                              OWNER ISSUE AGE                          OWNER ISSUE AGE
----------------- ------------------------------- ---------------------------------------- ---------------------------------------
   CDSC RIDER                DURATION                  0-80                   81-90              0-80                  81-90
----------------- ------------------------------- ------------------ --------------------- ------------------- -------------------
     4 year                0 - 6 months               3.50%                   0.00%             5.50%                  0.00%
----------------- ------------------------------- ------------------ --------------------- ------------------- -------------------
                      7 month and thereafter          2.00%                   0.00%             4.00%                  0.00%
----------------- ------------------------------- ------------------ --------------------- ------------------- -------------------


*The up front commission is equal to the applicable percentage of each Purchase Payment written by Marketing Organization based upon the applicable CDSC Rider in effect, the Commission Option and the issue age of the Owner. No Commission will be paid on Purchase Payments made that are less than the minimum specified in the applicable prospectus and Contract.

IV. 4 YEAR CDSC RIDER ASSET-BASED COMMISSIONS: Under Commission Options A and B, SBL will pay an asset-based commission as of the end of each calendar month. The amount of the asset-based commission under each Option for a Contract with a 4 Year CDSC Rider is equal to 1/12 of the applicable percentage set forth in the table below times the aggregate Contract Value of those Contracts sold under the applicable Commission Option for which Marketing Organization is the broker of record and, with respect to Option A (for issue ages 0-80 only), the initial Purchase Payment is more than 12 months old and Option B (for issue ages 0-80 only), the initial Purchase Payment is more than 48 months old. For Option A (for issue ages 81-90 only) and Option B (for issue ages 81 - 90 only), the asset-based commission will be paid as of the end of the first calendar month of the Contract Date. On an annual basis, the asset-based commission is equal to the amount set forth in the Table below. No asset-based commission will be paid on Contracts that have annuitized under a life contingent annuity option. An Annuitization Fee may be available as discussed in paragraph 7.

------------------ --------------------------------- ------------------------------------- ----------------------------------------
                                                                  OPTION A                                OPTION B

------------------ --------------------------------- ------------------------------------- ----------------------------------------
                                                               OWNER ISSUE AGE                         OWNER ISSUE AGE
------------------ --------------------------------- ------------------------------------- ----------------------------------------
   CDSC RIDER                  DURATION                 0-80                   81-90             0-80                  81-90
------------------ --------------------------------- ---------------- -------------------- ------------------- --------------------
     4 year                 0 - 12 months              0.00%                   1.00%            0.00%                  1.00%
------------------ --------------------------------- ---------------- -------------------- ------------------- --------------------
                            13 - 48 months             1.00%                   1.00%            0.00%                  1.00%
------------------ --------------------------------- ---------------- -------------------- ------------------- --------------------
                       49 months and thereafter        1.00%                   1.00%            1.00%                  1.00%
------------------ --------------------------------- ---------------- -------------------- ------------------- --------------------


4. TRANSFER OF SBL CONTRACT VALUES (INTERNAL EXCHANGES): SBL does not encourage exchanges; however, there may be times that another SBL product may better meet your client's current needs. As a result, we will compensate you for assisting your clients in reevaluating their financial needs and making an exchange to a Contract under the circumstances set forth below. (Please note that purchase of a CDSC Rider is not permitted in connection with an internal exchange.) Transfer of value from the following SBL products is allowed, and a new commission will be payable as outlined below:

------------------------------------------------------------------------- ----------------------------------------------------------
                    SOURCE OF TRANSFER VALUES                                               COMMISSION RATE*
------------------------------------------------------------------------- ----------------------------------------------------------
             VARIFLEX, SECURITY MARK, VIVA AND GEMINI                          Full up front commission based on Option
                Outside the applicable CDSC period                                    A or B from the tables above
         PROVIDER I, PROVIDER III, PREMIER I, PREMIER III                                      LESS 3.0%
      Contracts in their 6th year or outside of CDSC period

------------------------------------------------------------------------- ----------------------------------------------------------
         VA1, VA3, VA4, SECURITY GUARDIAN, SECURITY 80 AND
                           CONSERVATOR                                           Full up front commission based on option
                  Outside the applicable CDSC period                              and rider selection from tables above

------------------------------------------------------------------------- ----------------------------------------------------------


* No commission (including asset-based commission) is paid on the transfer of cash, loan or surrender value of a life insurance or annuity contract issued by SBL or other members of The Security Benefit Group of Companies applied to a Contract under this Commission Schedule, except under the circumstances set forth above.

5. CONTRACT DATE: For the purpose of this Commission Schedule, the term "Contract Date" shall be the date the first Purchase Payment is credited to the Contract.


6. DEATH BENEFIT APPLIED TO ANNUITY OPTION: In the event that a beneficiary of a Contract under this Commission Schedule applies the death benefit to one of the annuity options under the Contract, no commission will be payable upon such application. An Annuitization Fee may be available as discussed in paragraph 7.


7. ANNUITIZATION: An Annuitization Fee will be paid to a Marketing Organization who secures from the Contract Owner (or his or her beneficiary) the proper forms and information to commence an immediate life contingent annuity option under the Contract and significantly assists the client and SBL in such settlement. The Annuitization Fee will be equal to 4% of the amount applied to a fixed life contingent annuity option and 2% of the amount applied to a variable life contingent annuity option.

8. COMMISSION CHARGEBACK PROVISIONS: No Commission chargebacks are applicable to any partial withdrawals, full surrenders or death claims except in the event of a free look surrender or for Contracts that have selected a 0 Year CDSC Rider. In the event of a full withdrawal during the first 18 months of a Contract with a 0 Year CDSC rider, SBL will charge back 100% of commissions paid in connection with the Contract. In the event of a partial withdrawal that exceeds the Free Withdrawal Amount as defined in the Contract during the first eighteen (18) months of a Contract with a 0 Year CDSC Rider, SBL will charge back 100% of commissions paid in connection with the withdrawal amount that exceeds the Free Withdrawal Amount. SBL will charge back 100% of commissions in the event of a free look surrender.


9. CHANGE OF COMMISSION SCHEDULE: Notwithstanding any other provision of the Agreement to the contrary, the following provisions shall apply. SBL reserves the right at any time, with or without notice, to change, modify or discontinue the commissions, asset-based commissions or any other compensation payable under this Commission Schedule.


10. CHANGE OF DEALER: A Contract Owner shall have the right to designate a new marketing organization, or terminate a marketing organization without designating a replacement, by sending written notice of such designation or termination to SBL. Upon written notice to SBL by the owner of the designation of a new marketing organization, all the commissions and asset-based commissions shall be payable to the new marketing organization. Upon written notice to SBL by the Contract Owner of termination of Marketing Organization, without designating a new marketing organization, SBL shall cease paying commissions and asset based commissions to Marketing Organization.


11. TERMINATION OF THE AGREEMENT/VESTING: In the event of termination of the Agreement for any reason, all rights to receive commissions, asset-based commissions or other compensation under this Commission Schedule shall be terminated, unless each of the following requirements is met: (i) the Agreement has been in force for at least one year; (ii) Marketing Organization is at the time such commissions are payable properly licensed to receive such commissions; (iii) Marketing Organization is providing service to the Contract Owner and performing its duties in a manner satisfactory to SBL; (iv) commissions paid to Marketing Organization in the previous calendar year amounted to at least $500; and (v) Marketing Organization has not been terminated, nor a new marketing organization designated, by the Contract Owner as set forth in paragraph 10 above.


THIS COMMISSION SCHEDULE replaces any previous Commission Schedule for the Variable Annuity Contract listed above as of the Effective Date set forth above.


SECURITY DISTRIBUTORS, INC.              SECURITY BENEFIT LIFE INSURANCE COMPANY


By: /s/ Gregory Garvin                   By: /s/ Gregory Garvin
   ------------------------------           -----------------------------


Title: President                         Title: Vice President
      ---------------------------              --------------------------